UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2010

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
(Address of Principal Executive Offices)

(905) 455-1990
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[    ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[    ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Pursuant to a share purchase agreement dated August 31, 2010 (the “Purchase Agreement”), among SunOpta Inc. (“SunOpta”), SunOpta BioProcess Inc. (“SBI”), all of the shareholders of SBI, Mascoma Corporation (“Mascoma”), and Mascoma Canada Inc. (the “Purchaser”), SunOpta and all other shareholders of SBI sold all of the issued and outstanding common shares and Series A preferred shares of SBI to the Purchaser effective September 01, 2010 in exchange for a combination of common shares (“Mascoma Common Shares”), Series D preferred shares (“Mascoma Preferred Shares”) and warrants (“Mascoma Warrants”) of Mascoma, the parent company of the Purchaser. Specifically: (i) SunOpta, as the sole holder of common shares of SBI, received 6,580,866 Mascoma Preferred Shares and 3,756,290 Mascoma Common Shares in exchange for its 9,200,000 SBI common shares plus all of the Mascoma Warrants; and (ii) the holders of SBI Series A preferred shares received an aggregate of 4,688,002 Mascoma Preferred Shares in exchange for their 1,500,000 SBI Series A preferred shares. The Mascoma Warrants are exercisable to acquire an aggregate of 1,000,000 Mascoma Common Shares at any time prior to August 31, 2015 at a price of US$3.75 per share.

The transaction values SBI at approximately US$51 million. As a result of the transaction, SunOpta is now the largest single shareholder of Mascoma which is approximately 73% owned by existing Mascoma shareholders, approximately 18% owned by SunOpta, and the balance owned by other SBI shareholders. Jeremy Kendall, Chairman of SunOpta and former Chairman of SBI, will join Mascoma's Board of Directors. SunOpta will account for its ownership position in Mascoma on a cost basis and as a result will not include the ongoing financial results of Mascoma in SunOpta’s operational results.

Pursuant to the terms of the Purchase Agreement, SunOpta has agreed to indemnify Mascoma for certain representations, warranties, covenants and other matters. In support of SunOpta’s indemnity, 375,629 of the Mascoma Common Shares and 1,126,887 of the Mascoma Preferred Shares (collectively, the “Escrowed Shares”) issued to SunOpta will be held in escrow to satisfy any indemnity claims that Mascoma may advance following closing. Absent any such indemnity claims, one half of the Escrowed Shares will be released to SunOpta on August 31, 2011 and the remaining Escrowed Shares will be released on August 31, 2012.

The foregoing description of the transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K. The representations and warranties contained in the Purchase Agreement are made for, among other things, the purpose of allocation of risk and as conditions to closing, may be subject to exceptions in the disclosure schedules provided in accordance with the Purchase Agreement, are not necessarily accurate or complete as made, and should not be relied upon by any of our shareholders or potential investors.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information required by Item 2.01 is contained in Item 1.01 and is incorporated herein by reference.

ITEM 7.01. REGULATION FD DISCLOSURE.

On September 1, 2010, SunOpta issued a press release announcing the completion of the transaction described above. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act regardless of any general incorporation language in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(b) Pro Forma Financial Information

SunOpta’s Unaudited Pro Forma Financial Information is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

(d) Exhibits

The list of exhibits in the Exhibit Index is incorporated herein by reference.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ John Dietrich
John Dietrich
Vice President, Corporate Development and Secretary

Date	September 7, 2010

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Purchase Agreement, dated as of August 31, 2010, among SunOpta Inc., SunOpta BioProcess Inc., the Vendors (as defined therein), Mascoma Corporation, and Mascoma Canada Inc.*

99.1	Press Release issued September 1, 2010

99.2	SunOpta’s Unaudited Pro Forma Financial Information

*	Exhibits and schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. SunOpta will furnish copies of the omitted exhibits and schedules to the Securities and Exchange Commission upon its request.